EXHIBIT 99.1

FOR IMMEDIATE RELEASE	January 23, 2006

PROPEX FABRICS INC. TO HOLD CONFERENCE CALL

TUESDAY, JANUARY 24, 2006

Austell, GA.— Propex Fabrics Inc. (the “Company”) has announced today that it will hold a telephone conference call on Tuesday, January 24, 2006 at 10:00 AM Eastern Time to discuss the Company’s proposed acquisition of SI Concrete Systems Corporation and SI Geosolutions Corporation.

This call will be available toll free at 1-866-321-8231 for North American callers and 416-642-5213 for international callers.

On Tuesday morning, the Company will make available on its website supporting presentation slides for the discussion. To access these presentation slides, please register for this presentation at the following web address: http://www.propexfabrics.com/press/.

The Company is the world’s largest producer of primary and secondary carpet backing, and a leading manufacturer and marketer of polypropylene synthetic fabrics used in a variety of other industrial applications.

This news release includes forward-looking statements. Actual results could differ materially from those contemplated by such forward-looking statements as a result of any number of factors and uncertainties, many of which are beyond the control of the Company. Important factors that could cause actual results to differ materially from those in such forward-looking statements are enumerated in the Company’s Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Undue reliance should not be placed upon any forward-looking statements, and the Company undertakes no obligation to update those statements.